                                   EXHIBIT 11

      CENTURY INDUSTRIES, INC., AND SUBSIDIARIES
      COMPUTATION OF EARNINGS PER COMMON SHARE
      FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

---------------------------------------------------------------------------------------------
                                                          SIX MONTHS            SIX MONTHS
                                                        ENDED JUNE 30,        ENDED JUNE 30,
                                                            1999                    1998
---------------------------------------------------------------------------------------------
      Shares Outstanding................................. 8,949,000              7,803,000
      Weighted average shares outstanding................ 8,949,000              7,803,000
      Net Income (Loss)..................................  $101,666              $(287,893)
      Total Net Income (Loss) Available
       for Common Stockholders'                           $ 101,666              $(287,893)
                                                          =========             ===========

      Basic and Diluted Earnings (Loss) Per Share:
      Earnings (Loss) Per Share                             $0.01                 $(0.04)
                                                            -----                 -------


                                   EXHIBIT 11

      CENTURY INDUSTRIES, INC., AND SUBSIDIARIES
      COMPUTATION OF EARNINGS PER COMMON SHARE
      FOR THE THREE MONTHS ENDED JUNE 30, 1999 AND 1998

---------------------------------------------------------------------------------------------
                                                        THREE MONTHS           THREE MONTHS
                                                       ENDED JUNE 30,         ENDED JUNE 30,
                                                            1999                  1998
---------------------------------------------------------------------------------------------
      Shares Outstanding................................8,949,000           7,803,000
      Weighted average shares outstanding...............8,949,000           7,803,000
      Net Income (Loss)................................$  (17,757)         $ (126,811)
      Total Net Income (Loss) Available
       for Common Stockholders'                        $  (17,757)         $ (126,811)
                                                       ===========         ===========

      Basic and Diluted Earnings (Loss) Per Share:
Earnings (Loss) Per Share                                   $0.00              $(0.02)
                                                            -----              -------


                                      -11-